UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 17, 2023

Inspired Entertainment, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36689	47-1025534
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

250 West 57th Street, Suite 415 New York, New York	10107
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (646) 565-3861

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Common stock, par value $0.0001 per share	INSE	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 4.01	Change in Registrant’s Certifying Accountant.

(a) Dismissal of independent registered accounting firm

On March 17, 2023, Inspired Entertainment, Inc. (the “Company”) dismissed Marcum LLP (“Marcum”) as the Company’s independent registered public accounting firm, effective immediately. This decision was approved by the Audit Committee of the Board of Directors (the “Audit Committee”) pursuant to the authority of the Audit Committee as specified in its Charter.

During the fiscal years ended December 31, 2022 and 2021 and through the date of this Current Report on Form 8-K, there have been no (i) disagreements with Marcum on any matter or accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which connects with its reports; or (ii) “reportable events” as defined in Item 304(a)(1)(v) of Regulation S-K, except that Marcum advised the Company that the following material weaknesses existed. As of December 31, 2021, the Company had not established an effective control environment due to the ineffective design and implementation of certain process controls, including management review controls. As of December 31, 2022, the Company had internal control deficiencies due to (i) IT program and data changes affecting the Company’s financial IT applications and underlying accounting records, not being identified, tested, authorized, and implemented appropriately to validate that data produced by its relevant IT system(s) was complete and accurate, (ii) one aspect of the Company’s cash collection process related to the completeness and accuracy (risk of understatement) of the Company’s recording of cash collection amounts relating to the Company’s holiday park business, in that the process for reviewing and approving cash receipts was not consistently documented or implemented, and (iii) the design and operation of the Company’s contract review and approval process in relation to certain contract amendments.

The audit reports of Marcum on the Company’s financial statements as of and for the years ended December 31, 2022 and 2021 contained no adverse opinion or disclaimer of opinion nor were any such reports qualified or modified as to uncertainty, audit scope or accounting principle. The audit report of Marcum on the effectiveness of internal control over financial reporting as December 31, 2022 indicates that the company did not maintain effective internal control over financial reporting as at December 31, 2022 because of the effect of material weaknesses as described above.

The Company has provided Marcum with a copy of the above disclosures and requested that Marcum furnish the Company with a letter addressed to the Securities and Exchange Commission (“SEC”) stating whether or not it agrees with the above statements. A copy of Marcum’s letter, dated March 22, 2023, is filed as Exhibit 16.1 to this Current Report on Form 8-K.

(b) New independent registered public accounting firm

On March 17, 2023, the Audit Committee of the Company approved management’s recommendation to engage KPMG LLP (“KPMG”), as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2023 and the related interim periods. This decision was approved by the Audit Committee in accordance with the authority of the Audit Committee as specified in its Charter.

During the fiscal years ending December 31, 2022 and 2021, and through the date of this Current Report on Form 8-K, the Company has not consulted KPMG regarding (i) application of accounting principles to any specified transaction, either completed or proposed, (ii) the type of audit opinion that might be rendered on the Company’s financial statements, or (iii) any matter that was either the subject of a disagreement (as defined in Item 304(a)(1)(iv)) of Regulation S-K or a reportable event (as defined in Item 304(a)(1)(v) of Regulation 8-K).

Item 9.01.	Financial Statements and Exhibits.

Exhibit Number	Exhibit Description

16.1	Letter of Marcum LLP, to the Securities and Exchange Commission dated March 22, 2023
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

March 23, 2023	Inspired Entertainment, Inc.

	By:	/s/ Carys Damon
	Name:	Carys Damon
	Title:	General Counsel